EXHIBIT 99.2
THE CHARLES SCHWAB CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On November 24, 2019, The Charles Schwab Corporation (Schwab, CSC, or the Company) entered into a merger agreement, as amended, with TD Ameritrade Holding Corporation (TD Ameritrade) and Americano Acquisition Corp. (Merger Sub), a wholly-owned subsidiary of Schwab. The merger agreement was unanimously approved by the Schwab board of directors and the TD Ameritrade board of directors, acting upon the unanimous recommendation of the strategic development committee. On October 6, 2020, Schwab completed its acquisition of TD Ameritrade, subsequent to obtaining all regulatory approvals. Upon the terms and subject to the conditions of the merger agreement, Merger Sub merged with and into TD Ameritrade, with TD Ameritrade surviving as a wholly-owned subsidiary of Schwab.
TD Ameritrade stockholders received, in exchange for each share of TD Ameritrade common stock owned immediately prior to the merger, 1.0837 shares of Schwab common stock, except that TD Bank and its affiliates received Schwab common stock only up to a maximum of 9.9% of the then-outstanding Schwab common stock (including any other shares of Schwab common stock then owned by TD Bank and its affiliates) and otherwise received shares of Schwab nonvoting common stock. Schwab issued approximately 586 million common shares to TD Ameritrade stockholders consisting of approximately 509 million shares of common stock and approximately 77 million shares of nonvoting common stock. The closing share price immediately prior to the issuance was $36.94. Fractional common shares of Schwab were not issued to TD Ameritrade stockholders, who received cash in lieu of fractional shares following the closing of the merger. The cash payment for the fractional shares was immaterial.
The following unaudited Pro Forma Condensed Combined Balance Sheet, which is referred to as the Pro Forma Balance Sheet, and unaudited Pro Forma Condensed Combined Statements of Income, which are referred to as the Pro Forma Statements of Income, and which, together with the Pro Forma Balance Sheet, are referred to as the Pro Forma Financial Statements or the Statements, are based on the separate historical consolidated financial statements of Schwab and TD Ameritrade after giving effect to the acquisition of TD Ameritrade by Schwab and the exchange of Schwab’s common shares for TD Ameritrade’s outstanding common stock in connection therewith, and the assumptions and adjustments described in the accompanying notes to the Pro Forma Financial Statements. The Pro Forma Balance Sheet as of September 30, 2020 is presented as if the acquisition occurred on September 30, 2020. The Pro Forma Statements of Income for the nine months ended September 30, 2020 and the year ended December 31, 2019 are presented as if the acquisition occurred on January 1, 2019. The historical financial information has been adjusted to reflect factually supportable items that are directly attributable to the acquisition and, with respect to the Pro Forma Statements of Income only, expected to have a continuing impact on the combined results of operations.
The unaudited pro forma adjustments, including the allocations of the fair value of issued Schwab common shares and the fair value of the replaced TD Ameritrade equity awards attributable to pre-combination services, collectively referred to as the Purchase Price, have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Due to the timing of the acquisition, the estimates of fair value are provisional. The determination of fair values requires management to make significant estimates and assumptions, which are described in the accompanying notes to the Pro Forma Financial Statements, based on currently available information. Schwab believes that the information available provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed; however, these provisional estimates may be adjusted upon the availability of new information regarding facts and circumstances as they existed at the date of the acquisition. Therefore, there can be no assurance that such changes will not be material. A final determination of the provisional Purchase Price and fair values of TD Ameritrade’s assets and liabilities will be made as soon as practicable, but not later than one year from the acquisition date.
The Statements are provided for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations that might have been achieved had the acquisition been completed as of the dates indicated, nor are they meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the acquisition. The Pro Forma Financial Statements also do not reflect potential revenue enhancements (or the necessary costs to achieve such benefits), cost savings, or operating synergies that Schwab expects to realize after the acquisition. In addition, the Pro Forma Statements of Income do not reflect restructuring or exit costs, which have been and may be incurred by Schwab in connection with the acquisition.
The preparation of the Pro Forma Financial Statements and related adjustments required management to make certain assumptions and estimates. The Statements should be read together with:

•	The accompanying notes to the Pro Forma Financial Statements;

•
Schwab’s unaudited historical condensed consolidated financial statements and accompanying notes as of and for the quarter ended September 30, 2020 included in Schwab’s Form 10-Q filed with the SEC on November 9, 2020;

•
Schwab’s audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2019, included in Schwab’s Form 10-K filed with the SEC on February 26, 2020;

•
TD Ameritrade’s audited historical consolidated financial statements and accompanying notes as of and for the year ended September 30, 2020 included as Exhibit 99.1 in this Current Report on Form 8-K/A;

•
TD Ameritrade’s unaudited historical consolidated financial statements and accompanying notes as of and for the quarter ended December 31, 2019 included in TD Ameritrade’s Form 10-Q filed with the SEC on January 31, 2020; and

•
TD Ameritrade’s audited historical consolidated financial statements and accompanying notes as of and for the year ended September 30, 2019, included in TD Ameritrade’s Form 10-K filed with the SEC on November 15, 2019.

THE CHARLES SCHWAB CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2020

(In Millions)	Schwab Historical	TD Ameritrade Historical – After Reclassification (Note 3)	Pro Forma Adjustments	Ref. (Note 5)	Schwab and TD Ameritrade Combined
Assets
Cash and cash equivalents	$27,465	$6,512	$—		$33,977
Cash and investments segregated and on deposit for regulatory purposes	29,579	11,139	—		40,718
Receivables from brokerage clients — net	25,441	27,725	—		53,166
Available for sale securities	303,758	1,791	—		305,549
Bank loans — net	22,286	—	—		22,286
Equipment, office facilities, and property — net	2,346	896	(430)	(5a)	2,812
Goodwill	1,737	4,227	6,035	(5b)	11,999
Acquired intangible assets — net	1,258	1,088	7,792	(5c)	10,138
Other assets	5,485	3,338	(84)	(5d)/(5e)	8,739
Total assets	$419,355	$56,716	$13,313		$489,384
Liabilities and Stockholders’ Equity
Bank deposits	$320,717	$—	$—		$320,717
Payables to brokerage clients	52,006	37,676	—		89,682
Accrued expenses and other liabilities	7,465	5,283	1,506	(5f)/(5g)	14,254
Long-term debt	7,836	3,723	106	(5h)	11,665
Total liabilities	388,024	46,682	1,612		436,318
Stockholders’ equity:
Preferred stock	5,263	—	—		5,263
Common stock	15	7	(2)	(5i)	20
Common stock — nonvoting	—	—	1	(5j)	1
Additional paid-in capital	4,797	3,487	18,265	(5k)	26,549
Retained earnings	21,261	9,933	(9,956)	(5l)	21,238
Treasury stock, at cost	(5,691)	(3,531)	3,531	(5m)	(5,691)
Accumulated other comprehensive income (loss)	5,686	138	(138)	(5n)	5,686
Total stockholders’ equity	31,331	10,034	11,701		53,066
Total liabilities and stockholders’ equity	$419,355	$56,716	$13,313		$489,384

See accompanying Notes to Unaudited Pro Forma Financial Statements.

THE CHARLES SCHWAB CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(In Millions, Except Per Share Amounts)	Schwab Historical	TD Ameritrade Historical – After Reclassification (Note 3)	Pro Forma Adjustments	Ref. (Note 6) (Note 7)	Schwab and TD Ameritrade Combined
Net Revenues
Interest revenue	$4,626	$1,045	$(18)	(6a)	$5,653
Interest expense	(322)	(85)	36	(6b)/(6c)	(371)
Net interest revenue	4,304	960	18		5,282
Asset management and administration fees	2,488	414	—		2,902
Trading revenue	562	1,819	—		2,381
Bank deposit account fees	—	1,216	92	(6d)	1,308
Other	161	223	—		384
Total net revenues	7,515	4,632	110		12,257
Expenses Excluding Interest
Compensation and benefits	2,556	1,120	(6)	(6e)	3,670
Professional services	574	132	(56)	(6f)	650
Occupancy and equipment	449	243	(1)	(6g)	691
Advertising and market development	203	222	—		425
Communications	226	176	(2)	(6f)	400
Depreciation and amortization	284	129	(56)	(6h)	357
Amortization of acquired intangible assets	43	86	310	(6i)	439
Regulatory fees and assessments	106	38	(1)	(6f)	143
Other	250	277	—		527
Total expenses excluding interest	4,691	2,423	188		7,302
Income before taxes on income	2,824	2,209	(78)		4,955
Taxes on income	660	564	(25)	(6j)	1,199
Net Income	2,164	1,645	(53)		3,756
Preferred stock dividends and other	171	—	—		171
Net Income Available to Common Stockholders	$1,993	$1,645	$(53)		$3,585
Weighted-Average Common Shares Outstanding:
Basic	1,288	541		(7)	1,874
Diluted	1,294	543		(7)	1,882
Earnings Per Common Share Outstanding (1):
Basic	$1.55	$3.04		(7)	$1.91
Diluted	$1.54	$3.03		(7)	$1.90
(1) As the participation rights, including dividend and liquidation rights, are identical between the voting common stock and nonvoting common stock classes, basic and diluted earnings per share are the same for each class.

See accompanying Notes to Unaudited Pro Forma Financial Statements.

THE CHARLES SCHWAB CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2019
(In Millions, Except Per Share Amounts)	Schwab Historical – After Reclassification (Note 3)	TD Ameritrade Historical – After Reclassification (Note 3)	Pro Forma Adjustments	Ref. (Note 6) (Note 7)	Schwab and TD Ameritrade Combined
Net Revenues
Interest revenue	$7,580	$1,550	$(22)	(6a)	$9,108
Interest expense	(1,064)	(178)	47	(6b)/(6c)	(1,195)
Net interest revenue	6,516	1,372	25		7,913
Asset management and administration fees	3,211	599	—		3,810
Trading revenue	752	1,751	—		2,503
Bank deposit account fees	—	1,743	106	(6d)	1,849
Other	242	244	—		486
Total net revenues	10,721	5,709	131		16,561
Expenses Excluding Interest
Compensation and benefits	3,320	1,381	(9)	(6e)	4,692
Professional services	702	214	(37)	(6f)	879
Occupancy and equipment	559	323	(2)	(6g)	880
Advertising and market development	307	361	—		668
Communications	253	213	—		466
Depreciation and amortization	322	155	(59)	(6h)	418
Amortization of acquired intangible assets	27	124	404	(6i)	555
Regulatory fees and assessments	122	37	—		159
Other	261	259	—		520
Total expenses excluding interest	5,873	3,067	297		9,237
Income before taxes on income	4,848	2,642	(166)		7,324
Taxes on income	1,144	659	(42)	(6j)	1,761
Net Income	3,704	1,983	(124)		5,563
Preferred stock dividends and other	178	—	—		178
Net Income Available to Common Stockholders	$3,526	$1,983	$(124)		$5,385
Weighted-Average Common Shares Outstanding:
Basic	1,311	550		(7)	1,897
Diluted	1,320	552		(7)	1,908
Earnings Per Common Share Outstanding (1):
Basic	$2.69	$3.61		(7)	$2.84
Diluted	$2.67	$3.59		(7)	$2.82
(1) As the participation rights, including dividend and liquidation rights, are identical between the voting common stock and nonvoting common stock classes, basic and diluted earnings per share are the same for each class.

See accompanying Notes to Unaudited Pro Forma Financial Statements.

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)
(Unaudited)

1.    Basis of Pro Forma Presentation
The Pro Forma Financial Statements were prepared in accordance with Article 11 of SEC Regulation S-X. Schwab’s fiscal year end is December 31 and TD Ameritrade’s fiscal year end is September 30. The Pro Forma Balance Sheet as of September 30, 2020 combines Schwab’s historical unaudited condensed consolidated balance sheet as of September 30, 2020 and TD Ameritrade’s audited historical consolidated balance sheet as of September 30, 2020, giving effect to the acquisition as if it was completed on September 30, 2020.
The Pro Forma Statement of Income for the nine months ended September 30, 2020 combines the Schwab historical unaudited condensed consolidated statement of income for the nine months ended September 30, 2020 and the TD Ameritrade adjusted historical condensed consolidated statement of income for the nine months ended September 30, 2020. For the purpose of preparing the Pro Forma Statement of Income for the nine months ended September 30, 2020, the “TD Ameritrade Historical – After Reclassification” column, which represents the nine month period ended September 30, 2020, was derived by subtracting TD Ameritrade’s historical unaudited condensed consolidated statement of income for the three months ended December 31, 2019 from its historical audited consolidated statement of income for the year ended September 30, 2020.
The Pro Forma Statement of Income for the year ended December 31, 2019 combines the Schwab historical audited consolidated statement of income for the year ended December 31, 2019 and the TD Ameritrade adjusted historical consolidated statement of income for the trailing twelve months ended December 31, 2019. For the purpose of preparing the Pro Forma Statement of Income for the year ended December 31, 2019, the “TD Ameritrade Historical – After Reclassification” column, which represents the trailing twelve month period ended December 31, 2019, was derived by subtracting TD Ameritrade’s historical unaudited condensed consolidated statement of income for the three months ended December 31, 2018 from its historical audited consolidated statement of income for the year ended September 30, 2019, and by adding TD Ameritrade’s historical unaudited condensed consolidated statement of income for the three months ended December 31, 2019.
Certain financial information of TD Ameritrade, as presented in its historical consolidated financial statements, has been reclassified to conform to the historical presentation in Schwab’s consolidated financial statements for the purpose of preparing the Pro Forma Financial Statements. Certain financial information of Schwab, as presented in its historical consolidated financial statements, has been reclassified for the purpose of preparing the Pro Forma Financial Statements to reflect presentation changes made after December 31, 2019. Refer to Note 3 of the Statements for explanations of these reclassifications.
The acquisition is accounted for using the acquisition method in accordance with Accounting Standards Codification Topic 805, Business Combinations (ASC 805), with Schwab as the acquirer for accounting purposes. Under ASC 805, the provisional Purchase Price was calculated as described in Note 4 of the Statements. The assets acquired and liabilities assumed from TD Ameritrade have been measured at their estimated fair values on the assumed acquisition date, except for certain exceptions to the recognition principle of acquisition accounting, such as leases, share-based payments, and income taxes. The excess of the provisional Purchase Price over the assets acquired and liabilities assumed is allocated to goodwill. Subsequent to the completion of the acquisition, Schwab and TD Ameritrade will finalize an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company.
The income tax effects of pro forma adjustments are calculated based on a blended U.S. federal and state statutory tax rate of 23.98% for the nine months ended September 30, 2020 and 24.32% for the year ended December 31, 2019.
Subsequent to consummation of the merger and upon completion of the valuations, the provisional Purchase Price and estimated fair values of the assets and liabilities will be updated and finalized as soon as practicable, but not later than one year from the acquisition date. Any adjustments to the initial estimates of the fair values of the acquired assets and liabilities assumed will be recorded as adjustments to the respective assets and liabilities, with the residual amounts allocated to goodwill.

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)
(Unaudited)

2.    Accounting Policies
As part of preparing the Pro Forma Financial Statements, Schwab conducted a preliminary review of the accounting policies of TD Ameritrade and did not note any material differences in accounting policies that would require pro forma adjustments to conform to Schwab’s accounting policies. Further, Schwab considered the difference in TD Ameritrade’s fiscal year end and its impact on the adoption of new accounting standards and noted no material impacts.
The accounting policies used in the preparation of the Statements are those set out in Schwab’s audited consolidated financial statements as of and for the year ended December 31, 2019 and unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2020.

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)
(Unaudited)

3.    Reclassification Adjustments

Schwab Reclassification Adjustments

Schwab financial information in the “Consolidated Schwab Historical – After Reclassification” column of the Pro Forma Statement of Income for the year ended December 31, 2019 represents Schwab’s historical reported balances reclassified to conform to its current presentation and the expected presentation of the combined entity. Unless otherwise indicated, defined line items included in the notes have the meanings given to them in Schwab’s historical financial statements.

Reclassifications of the Statement of Income – Net Revenues and Expenses Excluding Interest for the Year Ended December 31, 2019

	Before Reclassification	Reclassification Amount	Ref.	After Reclassification
Net Revenues
Interest revenue	$7,580	$—		$7,580
Interest expense	(1,064)	—		(1,064)
Net interest revenue	6,516	—		6,516
Asset management and administration fees	3,211	—		3,211
Trading revenue	617	135	(3a)	752
Other	377	(135)	(3a)	242
Total net revenues	$10,721	$—		$10,721
Expenses Excluding Interest
Compensation and benefits	$3,320	$—		$3,320
Professional services	702	—		702
Occupancy and equipment	559	—		559
Advertising and market development	307	—		307
Communications	253	—		253
Depreciation and amortization	349	(27)	(3b)	322
Amortization of acquired intangible assets	—	27	(3b)	27
Regulatory fees and assessments	122	—		122
Other	261	—		261
Total expenses excluding interest	$5,873	$—		$5,873

3a)
Reclassification of order flow revenue from Other to Trading revenue to conform to Schwab’s current presentation since the first quarter of 2020 and with TD Ameritrade’s historical presentation of order flow revenue with commissions. Schwab’s presentation of order flow revenue for the nine months ended September 30, 2020 already reflects this change and therefore no reclassification was necessary for that period. TD Ameritrade’s commissions and order flow revenue were reclassified from Commissions and transaction fees to Trading revenue as noted in reference (3m).

3b)
Reclassification of amortization of acquired intangible assets from Depreciation and amortization to Amortization of acquired intangible assets to conform to Schwab’s current presentation since the third quarter of 2020 and TD Ameritrade’s historical presentation. Schwab’s presentation of amortization of acquired intangible assets for the nine months ended September 30, 2020 already reflects this change and therefore no reclassification was necessary for that period.

TD Ameritrade Reclassification Adjustments

TD Ameritrade financial information in the “TD Ameritrade Historical – After Reclassification” columns of the Pro Forma Balance Sheet and Pro Forma Statements of Income represents the historical reported balances of TD Ameritrade reclassified to conform to the presentation in Schwab’s financial statements. Unless otherwise indicated, defined line items included in the notes have the meanings given to them in the historical financial statements of TD Ameritrade.

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)
(Unaudited)

Reclassifications of the Balance Sheet as of September 30, 2020

	Before Reclassification	Reclassification Amount	Ref.	After Reclassification
Assets
Cash and cash equivalents	$6,512	$—		$6,512
Cash and investments segregated and on deposit for regulatory purposes	11,139	—		11,139
Receivable from brokers, dealers, and clearing organizations	1,554	(1,554)	(3c)	—
Receivable from clients, net	27,725	(27,725)	(3d)	—
Receivables from brokerage clients — net	—	27,725	(3d)	27,725
Receivable from affiliates	94	(94)	(3c)	—
Other receivables, net	342	(342)	(3c)	—
Securities owned, at fair value	415	(415)	(3c)	—
Investments available-for-sale, at fair value	1,790	(1,790)	(3e)	—
Available for sale securities	—	1,791	(3e)/(3h)	1,791
Property and equipment at cost, net	891	(891)	(3f)	—
Equipment, office facilities, and property — net	—	896	(3f)/(3h)	896
Goodwill	4,227	—		4,227
Acquired intangible assets, net	1,088	(1,088)	(3g)	—
Acquired intangible assets — net	—	1,088	(3g)	1,088
Other assets	690	2,648	(3c)/(3h)	3,338
Total assets	$56,467	$249		$56,716
Liabilities and Stockholders’ Equity
Payable to brokers, dealers, and clearing organizations	$3,233	$(3,233)	(3i)	$—
Payable to clients	37,816	(37,816)	(3j)	—
Payables to brokerage clients	—	37,676	(3j)/(3k)	37,676
Accounts payable and other liabilities	1,366	(1,366)	(3i)	—
Accrued expenses and other liabilities	—	5,283	(3h)/(3i)/(3k)	5,283
Payable to affiliates	7	(7)	(3i)	—
Long-term debt	3,723	—		3,723
Deferred income taxes	288	(288)	(3i)	—
Total liabilities	46,433	249		46,682
Stockholders’ equity:
Preferred stock	—	—		—
Common stock	7	—		7
Additional paid-in capital	3,487	—		3,487
Retained earnings	9,933	—		9,933
Treasury stock, common, at cost	(3,531)	3,531	(3l)	—
Treasury stock, at cost	—	(3,531)	(3l)	(3,531)
Accumulated other comprehensive income	138	—		138
Total stockholders’ equity	10,034	—		10,034
Total liabilities and stockholders’ equity	$56,467	$249		$56,716

3c)
Reclassifications of Receivable from brokers, dealers and clearing organizations, Receivable from affiliates, Other receivables, net, and Securities owned, at fair value to Other assets to conform with Schwab’s financial statement line item presentation.

3d)	Reclassification of Receivable from clients, net to Receivables from brokerage clients — net to conform with Schwab’s financial statement line item presentation.

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)
(Unaudited)

3e)	Reclassification of Investments available-for-sale, at fair value to Available for sale securities to conform with Schwab’s financial statement line item presentation.

3f)	Reclassification of Property and equipment at cost, net to Equipment, office facilities, and property — net to conform with Schwab’s financial statement line item presentation.

3g)	Reclassification of Acquired intangible assets, net to Acquired intangible assets — net to conform with Schwab’s financial statement line item presentation.

3h)
Reclassifications of Other assets to Available for sale securities, Equipment, office facilities, and property — net, and Accrued expenses and other liabilities to conform with Schwab’s financial statement line item presentation.

3i)
Reclassifications of Payable to brokers, dealers and clearing organizations, Accounts payable and other liabilities, Payable to affiliates, and Deferred income taxes to Accrued expenses and other liabilities to conform with Schwab’s financial statement line item presentation.

3j)	Reclassification of Payable to clients to Payables to brokerage clients to conform with Schwab’s financial statement line item presentation.

3k)	Reclassification of certain Payables to brokerage clients to Accrued expenses and other liabilities to conform with Schwab’s financial statement line item presentation.

3l)	Reclassification of Treasury stock, common, at cost to Treasury stock, at cost to conform with Schwab’s financial statement line item presentation.

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)
(Unaudited)

Reclassifications of the Statement of Income for the Nine Months Ended September 30, 2020

	Before Reclassification	Reclassification Amount	Ref.	After Reclassification
Revenues
Transaction-based revenues:
Commissions and transaction fees	$1,794	$(1,794)	(3m)	$—
Trading revenue	—	1,819	(3m)/(3r)	1,819
Asset-based revenues:
Bank deposit account fees	1,216	—		1,216
Interest revenue	—	1,045	(3n)	1,045
Interest expense	—	(85)	(3n)/(3o)	(85)
Net interest revenue	—	960		960
Net interest revenue	1,035	(1,035)	(3n)	—
Investment product fees	407	(407)	(3p)	—
Asset management and administration fees	—	414	(3p)/(3r)	414
Total asset-based revenues	2,658	(68)		2,590
Other revenues	255	(255)	(3q)	—
Other	—	223	(3q)/(3r)	223
Net revenues	4,707	(75)		4,632
Operating Expenses
Employee compensation and benefits	1,083	(1,083)	(3s)	—
Compensation and benefits	—	1,120	(3s)/(3u)	1,120
Clearing and execution costs	236	(236)	(3t)	—
Communications	112	64	(3u)	176
Occupancy and equipment costs	192	(192)	(3v)	—
Occupancy and equipment	—	243	(3v)/(3u)	243
Depreciation and amortization	129	—		129
Amortization of acquired intangible assets	86	—		86
Professional services	241	(109)	(3u)	132
Advertising	199	(199)	(3w)	—
Advertising and market development	—	222	(3w)/(3u)	222
Regulatory fees and assessments	—	38	(3t)/(3u)	38
Other	144	133	(3t)/(3u)	277
Total operating expenses	2,422	1		2,423
Operating income	2,285	(76)		2,209

Other expense (income):
Interest on borrowings	75	(75)	(3o)	—
Other expense	1	(1)	(3u)	—
Total other expense (income)	76	(76)		—
Pre-tax income	2,209	—		2,209
Provision for income taxes	564	(564)	(3x)	—
Taxes on income	—	564	(3x)	564
Net Income	$1,645	$—		$1,645

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)
(Unaudited)

Reclassifications of the Statement of Income for the Year Ended December 31, 2019

	Before Reclassification	Reclassification Amount	Ref.	After Reclassification
Revenues
Transaction-based revenues:
Commissions and transaction fees	$1,770	$(1,770)	(3m)	$—
Trading revenue	—	1,751	(3m)/(3r)	1,751
Asset-based revenues:
Bank deposit account fees	1,743	—		1,743
Interest revenue	—	1,550	(3n)	1,550
Interest expense	—	(178)	(3n)/(3o)	(178)
Net interest revenue	—	1,372		1,372
Net interest revenue	1,516	(1,516)	(3n)	—
Investment product fees	588	(588)	(3p)	—
Asset management and administration fees	—	599	(3p)/(3r)	599
Total asset-based revenues	3,847	(133)		3,714
Other revenues	174	(174)	(3q)	—
Other	—	244	(3q)/(3r)/(3y)	244
Net revenues	5,791	(82)		5,709
Operating Expenses
Employee compensation and benefits	1,336	(1,336)	(3s)	—
Compensation and benefits	—	1,381	(3s)/(3u)	1,381
Clearing and execution costs	210	(210)	(3t)	—
Communications	151	62	(3u)	213
Occupancy and equipment costs	264	(264)	(3v)	—
Occupancy and equipment	—	323	(3v)/(3u)	323
Depreciation and amortization	155	—		155
Amortization of acquired intangible assets	124	—		124
Professional services	317	(103)	(3u)	214
Advertising	320	(320)	(3w)	—
Advertising and market development	—	361	(3w)/(3u)	361
Regulatory fees and assessments	—	37	(3t)/(3u)	37
Other	188	71	(3t)/(3u)	259
Total operating expenses	3,065	2		3,067
Operating income	2,726	(84)		2,642
Other expense (income):
Interest on borrowings	144	(144)	(3o)	—
Gain on business-related divestiture	(60)	60	(3y)	—
Total other expense (income)	84	(84)		—
Pre-tax income	2,642	—		2,642
Provision for income taxes	659	(659)	(3x)	—
Taxes on income	—	659	(3x)	659
Net Income	$1,983	$—		$1,983

3m) Reclassification of Commissions and transaction fees to Trading revenue to conform with Schwab’s financial statement line item presentation.

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)
(Unaudited)

3n)	Reclassification of Net interest revenue to Interest revenue and Interest expense, on a gross basis, to conform with Schwab’s financial statement line item presentation.

3o)	Reclassification of Interest on borrowings to Interest expense to conform with Schwab’s financial statement line item presentation.

3p)	Reclassification of Investment product fees to Asset management and administration fees to conform with Schwab’s financial statement line item presentation.

3q)	Reclassification of Other revenues to Other to conform with Schwab’s financial statement line item presentation.

3r)	Reclassifications of various revenues between Other, Trading revenue, and Asset management and administration fees to conform with Schwab’s financial statement line item presentation.

3s)	Reclassification of Employee compensation and benefits to Compensation and benefits to conform with Schwab’s financial statement line item presentation.

3t)	Reclassification of Clearing and execution costs to Regulatory fees and assessments and Other to conform with Schwab’s financial statement line item presentation.

3u)
Reclassifications of various expenses between Compensation and benefits, Communications, Occupancy and equipment, Professional Services, Advertising and market development, Regulatory fees and assessments, Other, and Other expense to conform with Schwab’s financial statement line item presentation.

3v)	Reclassification of Occupancy and equipment costs to Occupancy and equipment to conform with Schwab’s financial statement line item presentation.

3w)	Reclassification of Advertising to Advertising and market development to conform with Schwab’s financial statement line item presentation.

3x)	Reclassification of Provision for income taxes to Taxes on income to conform with Schwab’s financial statement line item presentation.

3y)	Reclassification of Gain on business-related divestiture to Other to conform with Schwab’s financial statement line item presentation.

4.	Calculation of Provisional Purchase Price and Purchase Price Allocation
The calculation of the provisional Purchase Price and the provisional allocation to the assets acquired and liabilities assumed are provisional because of the limited time since the acquisition was completed. The preliminary allocation to assets and liabilities is based on estimates, assumptions, valuations, and other studies based on currently available information. The Company believes that the information available provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed; however, these provisional estimates may be adjusted upon the availability of new information regarding facts and circumstances which existed at the acquisition date. Accordingly, the provisional Purchase Price allocation reflected in the unaudited pro forma adjustments will remain provisional until Schwab management determines the final Purchase Price and the fair values of assets acquired and liabilities assumed. The final determination of the Purchase Price and related allocation is anticipated to be completed as soon as practicable but not later than one year from the acquisition date.
The provisional Purchase Price includes the fair value of Schwab’s common stock and nonvoting common stock issued to TD Ameritrade stockholders, as well as the fair value of the replaced TD Ameritrade equity awards attributable to pre-combination services. The provisional Purchase Price was calculated as follows:

Fair value of consideration for TD Ameritrade outstanding common stock (1)	$21,664
Fair value of replaced TD Ameritrade equity awards attributable to pre-combination services	94
Provisional Purchase Price	$21,758
(1) Fair value of consideration for TD Ameritrade outstanding common stock is the product of the approximately 586 million shares issued and the closing stock price of $36.94 on October 5, 2020, the last price prior to the close of the acquisition.

Provisional fair value estimate of assets acquired and liabilities assumed
Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed from TD Ameritrade were recorded at the acquisition date fair values, except for certain balances related to leases, share-based payments, and income taxes for which an exception from fair value accounting applies. Schwab has prepared provisional estimates of the fair value of identified intangible assets, tangible assets and certain financial assets and financial liabilities as described in Note 5. Assumed long-term debt, which consists of senior notes, is measured at its estimated fair value. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)
(Unaudited)

been prepared to illustrate the estimated effect of the acquisition. The allocation is dependent upon certain valuation and other studies that have not yet been finalized. Accordingly, the pro forma Purchase Price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed, and such differences could be material.
The following table summarizes provisional information including the purchase price, fair values and estimates of the assets acquired and liabilities assumed, and resulting goodwill.

Based on TD Ameritrade Historical (after reclassification)	As of September 30, 2020
Purchase Price	$21,758

Fair value of assets acquired:
Cash and cash equivalents	6,512
Cash and investments segregated and on deposit for regulatory purposes	11,139
Receivables from brokerage clients	27,725
Available for sale securities	1,791
Equipment, office facilities, and property	466
Acquired intangible assets	8,880
Other assets	3,249
Total assets acquired	59,762

Fair value of liabilities assumed:
Payables to brokerage clients	37,676
Accrued expenses and other liabilities	6,761
Long-term debt	3,829
Total liabilities assumed	48,266

Fair value of net identifiable assets acquired	11,496
Goodwill	$10,262
Goodwill represents the excess of the provisional Purchase Price over the provisional fair values of the underlying tangible and intangible assets acquired and liabilities assumed. Among the factors that contributed to a purchase price in excess of the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed are the scale, skill sets, operations, and synergies that can be leveraged to enable the combined company to build a stronger enterprise. In accordance with ASC Topic 350, Intangibles – Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. In the event management determines that the value of goodwill is impaired, the combined company will record an expense in earnings for the amount of the impairment during the period in which the determination is made. Goodwill recorded in the acquisition will not be deductible for tax purposes.

The pro forma adjustments to the historical net assets and goodwill from the acquisition method of accounting shown above are further described below in Notes 5 and 6.

Equipment, office facilities, and property and Acquired intangible assets
The estimated fair values of real property, personal property, construction in progress, and land were determined using a sales comparison and cost approach, including consideration of functional and economic obsolescence. Schwab estimated the useful lives of the assets based on the current condition and expected future use of the assets.

The preliminary fair values of client relationships, existing technology, and trade names were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (ASC 820). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)
(Unaudited)

orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The estimated fair values of client relationships, existing technology, and trade names were estimated using a multi-period excess earnings approach, cost approach, and relief from royalty approach, respectively. The multi-period excess earnings method starts with a forecast of all of the expected future net cash flows associated with the asset, and the relief from royalty method starts with a forecast of the royalties saved by Schwab because it owns the asset. The forecasts are then adjusted to present value by applying an appropriate discount rate that reflects the risks associated with the cash flow streams. The cost approach uses replacement cost as an indicator of fair value.

The following table summarizes the major classes of tangible and intangible assets and their respective weighted-average estimated useful lives:

	Estimated Fair Value	Weighted-Average Estimated Useful Life (Years)
Equipment, office facilities, and property
Real property (1)	$226	37
Personal property (2)	162	2
Construction in progress	49	N/A
Land	29	N/A
Total	$466

Acquired intangible assets
Client relationships	$8,700	20
Existing technology	165	2
Trade names	15	2
Total	$8,880
(1) Consists primarily of buildings.
(2) Consists primarily of equipment and leasehold improvements.
N/A Not applicable.

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)
(Unaudited)

5.    Pro Forma Balance Sheet Adjustments
The following unaudited pro forma adjustments result from accounting for the acquisition, including the determination of the fair value of the assets, liabilities, and commitments which Schwab, as the acquirer for accounting purposes, will acquire and assume from TD Ameritrade.
Adjustments included in the “Pro Forma Adjustments” column in the accompanying Pro Forma Balance Sheet as of September 30, 2020 are as follows:

			Increase (decrease) as of September 30, 2020
	Ref.	Acquisition Adjustments
Assets
	(5a)	Adjustments to Equipment, office facilities, and property — net:
		To eliminate TD Ameritrade’s historical property and equipment (1)	$(896)
		To record the fair value of TD Ameritrade’s real property, personal property, construction in progress and land	466
			(430)
	(5b)	Adjustments to Goodwill:
		To eliminate TD Ameritrade’s historical goodwill	(4,227)
		To record goodwill associated with the acquisition	10,262
			6,035
	(5c)	Adjustments to Acquired intangible assets — net:
		To eliminate TD Ameritrade’s historical acquired intangible assets	(1,088)
		To record the fair value of client relationships, existing technology, and trade names acquired	8,880
			7,792
	(5d)	Adjustments to Other assets:
		To eliminate TD Ameritrade’s historical right-of-use lease assets	(306)
		To eliminate TD Ameritrade’s historical capitalized contract costs that are now included in the fair value of the client relationships intangible asset	(19)
		To record the amount of TD Ameritrade’s right-of-use lease assets equal to the amount of the assumed operating lease liabilities in Note (5f), adjusted for off-market terms	343
		To record tax receivables and miscellaneous items associated with the acquisition	67
			85
	(5e)	Adjustment to deferred tax assets included in Other assets:
		To record tax assets associated with the fair value adjustment of assets acquired and liabilities assumed in the acquisition	(169)

		Total adjustments to assets	$13,313
Liabilities
	(5f)	Adjustments to Accrued expenses and other liabilities:
		To record estimated transaction costs to be paid by Schwab	$28
		To record estimated transaction costs to be paid by TD Ameritrade	52
		To eliminate TD Ameritrade’s historical operating lease liabilities	(351)
		To record TD Ameritrade’s operating lease liabilities to the present value of the remaining lease payments using Schwab’s incremental borrowing rate	353
		To record tax payables and miscellaneous items associated with the acquisition	49
			131
	(5g)	Adjustment to deferred tax liabilities included in Accrued expenses and other liabilities:
		To record deferred tax liabilities associated with the fair value adjustment of assets acquired and liabilities assumed in the acquisition	1,375

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)
(Unaudited)

(5h)	Adjustments to Long-term debt:
	To eliminate TD Ameritrade’s historical long-term debt	(3,723)
	To record the fair value of TD Ameritrade’s long-term debt	3,829
		106
	Total adjustments to liabilities	1,612
Stockholders’ equity
(5i)	Adjustments to Common stock:
	To eliminate the par value of TD Ameritrade’s Common stock	(7)
	To record the par value of Schwab common stock issued in the acquisition	5
		(2)
(5j)	Adjustment to Common stock — nonvoting:
	To record the par value of Schwab nonvoting common stock issued in the acquisition	1

(5k)	Adjustments to Additional paid-in capital:
	To eliminate TD Ameritrade’s historical Additional paid-in capital	(3,487)
	To record additional paid-in capital related to common stock and nonvoting common stock issued in the acquisition	21,752
		18,265
(5l)	Adjustments to Retained earnings:
	To eliminate TD Ameritrade’s historical retained earnings	(9,933)
	To record estimated transaction costs to be paid by Schwab, net of tax	(23)
		(9,956)
(5m)	Adjustment to Treasury stock, at cost:
	To eliminate TD Ameritrade’s historical Treasury stock	3,531

(5n)	Adjustment to Accumulated other comprehensive income:
	To eliminate TD Ameritrade’s historical Accumulated other comprehensive income	(138)
	Total adjustments to stockholders’ equity	11,701
	Total adjustments to liabilities and stockholders’ equity	$13,313
(1) TD Ameritrade’s historical property and equipment included $158 million of internal systems which were incorporated into the fair value of the existing technology intangible asset.

Costs and expenses relating to the acquisition are estimated to be $176 million, pre-tax, of which $59 million and $37 million are included in the historical financial information for Schwab and TD Ameritrade for the nine months ended September 30, 2020 and year ended December 31, 2019, respectively, and an additional $80 million which was incurred at close. Our estimate includes costs and expenses related to various professional fees and other costs associated with the acquisition such as advisory, legal, accounting, tax, and printing fees. The estimate involves a degree of judgment which Schwab management believes to be reasonable as of the date of these Pro Forma Financial Statements. These transaction related costs are one-time in nature and are not expected to have a continuing impact on Schwab’s ongoing results of operations. Thus, while they are accrued on the Pro Forma Balance Sheet, they are not reflected in the Pro Forma Statements of Income.

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)
(Unaudited)

6.    Pro Forma Statement of Income Adjustments
Adjustments included in the “Pro Forma Adjustments” column in the accompanying Pro Forma Statements of Income are as follows:

Ref.	Acquisition Adjustments	Increase (decrease) for the nine months ended September 30, 2020	Increase (decrease) for the year ended December 31, 2019
Net revenues
(6a)	To adjust Interest revenue for amortization of the premium resulting from the new amortized cost basis of TD Ameritrade’s investments available-for-sale	$(18)	$(22)
(6b)	To amortize the fair value adjustments of long-term debt	32	43
(6c)	To eliminate the realized loss amortized to net income for prior cash flow hedging instruments	4	4
(6d)	To reflect the increase in Bank deposit account fees related to the amended insured deposit account agreement (1)	92	106
	Total adjustments to net revenues	$110	$131

Expenses excluding interest
(6e)	To eliminate TD Ameritrade’s historical amortization of capitalized contract costs	$(6)	$(9)
(6f)	To reverse transaction costs incurred by Schwab in connection with the acquisition:
	Professional services	(25)	(12)
	Communications	(2)	—
	Regulatory fees and assessments	(1)	—
	Total transaction costs incurred by Schwab in connection with the acquisition	(28)	(12)

	To reverse transaction costs incurred by TD Ameritrade in connection with the acquisition:
	Professional services	(31)	(25)
		(59)	(37)
(6g)	To adjust Occupancy and equipment for the impact of the right-of-use lease assets and operating lease liabilities recognized in Notes (5d) and (5f)	(1)	(2)

(6h)	To adjust Depreciation and amortization:
	To eliminate TD Ameritrade’s historical depreciation and amortization	(129)	(155)
	To record depreciation of TD Ameritrade’s real property	7	9
	To record depreciation of TD Ameritrade’s personal property	66	87
		(56)	(59)
(6i)	To adjust Amortization of acquired intangible assets:
	To eliminate TD Ameritrade’s historical amortization of acquired intangible assets	(86)	(124)
	To record amortization of TD Ameritrade’s intangible assets	396	528
		310	404
	Total adjustments to expenses excluding interest	188	297
(6j)	To reflect the income tax impact of the unaudited pro forma adjustments using the blended U.S. federal and state statutory tax rate	(25)	(42)
	Total adjustments to net income	$(53)	$(124)
(1) Schwab executed the amended insured deposit account agreement in connection with the merger agreement. The amended insured deposit account agreement replaces TD Ameritrade’s existing insured deposit account agreement upon the close of the merger. As the revenue impact of the amended insured deposit account agreement is a factually supportable item directly attributable to the acquisition that is expected to have a continuing impact on the combined results of operations, it has been incorporated as a pro forma adjustment.

THE CHARLES SCHWAB CORPORATION
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Tabular Amounts in Millions, Except Per Share Data, Ratios, or as Noted)
(Unaudited)

7.    Earnings Per Share
The preliminary pro forma basic earnings per common share is computed by dividing combined pro forma net income available to Schwab common and nonvoting common stockholders by pro forma weighted-average common shares outstanding. The pro forma weighted-average common shares outstanding is based on Schwab’s historical weighted-average common shares adjusted for the issuance of approximately 586 million shares of common and nonvoting common stock to the TD Ameritrade stockholders, assuming the acquisition occurred on January 1, 2019. Of the approximately 586 million common shares issued, approximately 509 million shares were common stock and approximately 77 million shares were nonvoting common stock. The preliminary pro forma diluted earnings per share calculation is similar to the computation of the pro forma basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. Dilutive potential common shares include, if dilutive, the effect of outstanding stock options and non-vested restricted stock units of Schwab, as well as the common shares that have dilutive effect resulting from the replacement of TD Ameritrade’s employee equity awards, assuming the acquisition occurred on January 1, 2019. As the participation rights, including dividend and liquidation rights, are identical between the common stock and nonvoting common stock classes, basic and diluted earnings per share are the same for each class. Accordingly, the basic and diluted earnings per common share were not separately disclosed for each class in the Pro Forma Statements of Income.

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Basic EPS
Combined pro forma net income available to Schwab common and nonvoting common stockholders	$3,585	$5,385
Schwab historical weighted-average number of basic shares	1,288	1,311
Total common shares issued by Schwab	586	586
Pro forma weighted-average common shares outstanding	1,874	1,897
Basic EPS	$1.91	$2.84
Diluted EPS
Combined pro forma net income available to Schwab common and nonvoting common stockholders	$3,585	$5,385
Pro forma weighted-average common shares outstanding	1,874	1,897
Schwab historical weighted-average number of dilutive shares	6	9
Dilutive effect from TD Ameritrade’s employee equity awards	2	2
Pro forma diluted weighted-average common shares outstanding	1,882	1,908
Diluted EPS	$1.90	$2.82